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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Sherwood Brands, Inc.




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 5, 2001, relating to the financial statements which appear in Sherwood Brands, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2001.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

                                                   BDO Seidman, LLP


Washington, D.C.
June 27, 2002